UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2007

Champps Entertainment, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-22639	04-3370491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10375 Park Meadows Drive, Suite 560, Littleton, CO 80124

(Address of Principal Executive Offices) (Zip Code)

(303) 804-1333

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 3, 2007, Champps Entertainment, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with F&H Acquisition Corp., a Delaware corporation ("F&H"), and Last Call Acquisition Corp., a Delaware corporation and a newly-formed, wholly-owned subsidiary of F&H (“Merger Sub”), pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation (the “Merger”).

Under the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Company common stock (other than any shares held in treasury by the Company and any shares as to which the holder has properly demanded appraisal of his or her shares under Delaware law) will be converted into the right to receive $5.60 in cash, without interest (the “Merger Consideration”). Following completion of the Merger, the Company will be a wholly-owned subsidiary of F&H.

The Board of Directors of the Company has unanimously determined that the Merger is advisable and is fair to, and in the best interests of, the Company and its stockholders, and approved and adopted the Merger Agreement and recommended that the Company’s stockholders vote in favor of the approval and adoption of the Merger Agreement at a special meeting of stockholders to be called for that purpose.

Completion of the Merger is subject to the satisfaction of customary closing conditions as set forth in the Merger Agreement, including among other things, the adoption of the Merger Agreement by the Company’s stockholders, the absence of legal prohibitions to the completion of the Merger, the Company having obtained certain third-party consents and the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Merger is not subject to any financing condition. The Merger is expected to close late third-quarter or early fourth-quarter of calendar year 2007.

F&H has received proposed commitments for the debt financing necessary to complete the Merger. In addition, F&H’s principal stockholders, Newcastle Partners, L.P., Newcastle Special Opportunity Fund III, L.P., and Steel Partners II, L.P., have agreed to provide up to $35 million of equity or debt financing in the aggregate to F&H to enable F&H to satisfy its obligations under the Merger Agreement in the event that debt financing is available but not sufficient to pay the entire Merger consideration, subject to certain terms and conditions.

In the Merger Agreement, the Company has agreed not to (a) solicit any proposals that could reasonably be expected to lead to a competing proposal to acquire the Company or (b) enter into any negotiations, provide access or materials to another person with respect to a competing proposal or waive any standstill agreement, in each case subject to the fiduciary duties of the Board of Directors. In addition, if the Company receives an unsolicited proposal or a proposal that was solicited prior to the date of the Merger Agreement (and not re-solicited at any time following the execution of the Merger Agreement), which the Board of Directors determines could reasonably be expected to result in a superior proposal and failure to act would be reasonably likely to be inconsistent with its fiduciary duties, the Company may, subject to certain requirements, engage in discussions or negotiations with the person, or the Board of Directors may withdraw or modify its recommendation, recommend the superior proposal to stockholders, or cause the Company to enter into a letter of intent or definitive agreement with respect to a superior proposal, provided that, in order to enter into a letter of intent or definitive agreement, the Company is required to satisfy certain requirements and to concurrently terminate the Merger Agreement and pay the termination fee discussed below.

If the Merger Agreement is terminated by the Company to enter into an agreement relating to a superior proposal or to accept a superior proposal, or if the Merger Agreement is terminated under certain other circumstances specified in the Merger Agreement, the Company must pay F&H a termination fee of $2.25 million, plus reasonable and documented transaction expenses of up to $750,000.

The Company has made customary representations and warranties in the Merger Agreement and agreed to customary covenants, including covenants regarding operation of the business of the Company and its subsidiaries prior to the closing.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, which is incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, F&H, Merger Sub or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties by the Company, on the one hand, and by F&H and Merger Sub, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure schedule delivered in connection with the signing of the Merger Agreement. The disclosure schedule contains information that has been included in the Company’s general prior public disclosures, as well as potential additional non-public information. While the Company does not believe that the disclosure schedule contains information required to be publicly disclosed under the securities laws other than information that has already been so disclosed, the disclosure schedule contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and F&H and Merger Sub, on the other hand. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts about the Company, F&H or Merger Sub at the time they were made or otherwise. In addition, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Concurrently with the execution of the Merger Agreement, F&H entered into a Voting Agreement, dated July 3, 2007 (the “Voting Agreement”), with certain stockholders of the Company, Atticus Global Advisors, Ltd., Atticus Trading, Ltd., Green Way Managed Account

Series, Ltd., in respect of its segregated account, Green Way Portfolio D, Timothy R. Barakett, NR Securities, Ltd., and Calpurnia Partners, Ltd. (the “Stockholders”), who collectively beneficially own in excess of 30% of the outstanding Company common stock, pursuant to which each Stockholder agreed to vote (or cause to be voted) all of the shares of Company common stock which such Stockholder has the right to vote at any meeting of stockholders called for the purpose of acting on the Merger Agreement in favor of the approval and adoption of the Merger Agreement, the transactions contemplated thereby (including, without limitation, the Merger) and any actions required in furtherance thereof. In addition, until the termination of the Voting Agreement, each Stockholder agreed to vote (or cause to be voted) at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, all of the shares of Company common stock that such Stockholder has the right to vote: (i) against any action or agreement that would reasonably be expected to result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; (ii) against any competing proposal and against any other proposal for action or agreement that would, in any material respect, impede, interfere with, delay or adversely affect the Merger; and (iii) against any change in the composition of the Company’s Board of Directors, other than as contemplated by the Merger Agreement. The obligations of the Stockholders are subject to the terms and conditions of the Voting Agreement, which by its terms will terminate in the event that the Merger Agreement is terminated.

The foregoing summary of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement filed as Exhibit 10.1 and incorporated herein by reference.

Forward-Looking Statements

Certain statements made in this Form 8-K are forward-looking statements. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements include statements regarding our decision for a sale of the Company, the ability of the Company and F&H to complete the transaction contemplated by the definitive agreement, including the parties’ ability to satisfy the conditions set forth in the definitive agreement and the possibility of any termination of the definitive agreement. Information on significant potential risks and uncertainties that may also cause such differences include, but are not limited to, those mentioned by the Company from time to time in its filings with the SEC. The words "may," "will," "believe," "estimate," "expect," "plan," "intend," "project," "anticipate," "could," "would," "should," "seek," "continue" "pursue" and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and, therefore, readers should not place undue reliance on these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of the Company and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) a well as other filed documents containing information about the Company at www.sec.gov, the SEC’s free internet site. Free copies of the Company’s SEC filings are also available on its internet site at www.champps.com.

Interests of Participants

The Company and its directors and executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in favor of the proposed transaction. Additional information regarding the interests of potential participants in the proxy solicitation will be included in the definitive proxy statement and other relevant documents that the Company intends to file with the SEC in connection with the scheduled special meeting of its stockholders.

Item 8.01.	Other Events.

On July 5, 2007, the Company issued a press release announcing the Merger and the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is being furnished pursuant to Item 8.01 of Form 8-K. The information contained in the press release is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Champps Entertainment, Inc. (Registrant)

Date: July 6, 2007	By:	/s/ David D. Womack
	Name:	David D. Womack
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 3, 2007 by and among F&H Acquisition Corp., Last Call Acquisition Corp. and Champps Entertainment, Inc.*

10.1	Voting Agreement, dated July 3, 2007, (incorporated by reference to Exhibit A-8 to the Schedule 13D/A filed with the Securities and Exchange Commission on July 5, 2007 by Atticus Capital LP)

99.1	Press Release issued by Champps Entertainment, Inc., dated July 5, 2007

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.